EXHIBIT (a)(i)

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                  COMPANIA DE TELECOMUNICACIONES DE CHILE S.A.

                                       AND

                                 CITIBANK, N.A.,

                                 As Depositary,

                                       AND

                            ALL OWNERS AND HOLDERS OF
                     AMERICAN DEPOSITARY SHARES EVIDENCED BY
                          AMERICAN DEPOSITARY RECEIPTS
                       OUTSTANDING UNDER THE TERMS OF THE
                SECONDED AMENDED AND RESTATED DEPOSIT AGREEMENT,
                            DATED AS OF JUNE 1, 1998

                       ----------------------------------

                                 Amendment No. 1
                                       to
                                Deposit Agreement

                       ----------------------------------

                       Dated as of    [DATE]   , 2009
                                   ------------

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                                Table of Contents

                                                                            Page
                                                                            ----

ARTICLE I
DEFINITIONS....................................................................2

         SECTION 1.01   Definitions............................................2
         SECTION 1.02   Effective Date.........................................2

ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT................................................2

         SECTION 2.01   Deposit Agreement......................................2
         SECTION 2.02   Amendments Binding on all Owners.......................2
         SECTION 2.03   Termination............................................3

ARTICLE III
AMENDMENTS TO THE FORM OF ADR..................................................3

         SECTION 3.01   ADR Amendment..........................................3
         SECTION 3.02   Termination............................................3

ARTICLE IV
REPRESENTATIONS AND WARRANTIES.................................................4

         SECTION 4.01   Representations and Warranties.........................4

ARTICLE V
MISCELLANEOUS..................................................................5

         SECTION 5.01   New ADRs...............................................5
         SECTION 5.02   Notice of Amendment to Owners..........................5
         SECTION 5.03   Indemnification........................................5
         SECTION 5.04   Ratification...........................................5
         SECTION 5.05   Governing Law..........................................6
         SECTION 5.06   Counterparts...........................................6

      AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT

      AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of [Date], 2009 (the "Amendment"), by and among COMPANIA DE TELECOMUNICACIONES DE CHILE S.A., a sociedad anonima abierta (a limited liability public company) organized and existing under the laws of Chile (the "Company"), Citibank, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and all Owners and holders from time to time of American Depositary Receipts issued and outstanding under the Seconded Amended and Restated Deposit Agreement, dated as of June 1, 1998. WITNESSETH THAT:

      WHEREAS, the Company and the Depositary entered into that certain Second Amended and Restated Deposit Agreement, dated as of June 1, 1998 (the "Deposit Agreement"), for the creation of American Depositary Shares representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of American Depositary Receipts ("ADRs") in respect of the certificated American Depositary Shares ("ADSs"); and

      WHEREAS, the Company and the Depositary desire to amend Section 6.02 of the Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Deposit Agreement to enable the Depositary to proceed with the sale of Shares represented by ADSs not previously surrendered to the Depositary upon the expiration of sixty (60) days after delivery of notice of termination of the ADR facility to the Owners of ADSs; and

      WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Deposit Agreement as Exhibit A for the purposes set forth herein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed as Exhibit A to the Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01 Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Deposit Agreement.

      SECTION 1.02 Effective Date. The term "Effective Date" shall mean the date set forth above and as of which this Amendment shall become effective.

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

      SECTION 2.01 Deposit Agreement. All references in the Deposit Agreement to the terms "Deposit Agreement" shall, as of the Effective Date, refer to the Second Amended and Restated Deposit Agreement, dated as of June 1, 1998, as amended by this Amendment as of the Effective Date, and as further amended and supplemented after the Effective Date.

      SECTION 2.02 Amendments Binding on all Owners. From and after the Effective Date, the Deposit Agreement, as amended by this Amendment, shall be binding on all Owners of ADSs issued and outstanding as of the Effective Date and on all Owners of ADSs issued after the Effective Date.

      SECTION 2.03 Termination. The fourth sentence of Section 6.02 of the Deposit Agreement is hereby amended and restated in its entirety, as of the Effective Date, to read as follows:

      "At any time after the expiration of 60 days from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Owners which have not theretofore been surrendered."

                                   ARTICLE III

                          AMENDMENTS TO THE FORM OF ADR

      SECTION 3.01 ADR Amendment. The first sentence of paragraph (1) of the form of ADR attached as Exhibit A to the Deposit Agreement and in each of the ADRs issued and outstanding under the terms of the Deposit Agreement as of the Effective Date is hereby amended as of the Effective Date by deleting such sentence in its entirety and inserting the following in its stead:

      "This American Depositary Receipt is one of an issue ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the Second Amended and Restated Deposit Agreement, dated as of June 1, 1998, as amended by Amendment No. 1 to Deposit Agreement, dated as of _______ __, 2009 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Issuer, the Depositary and all Owners and holders from time to time of the Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and provisions thereof."

      SECTION 3.02 Termination. The form of Receipt attached as Exhibit A to the Deposit Agreement and each of the Receipts issued and outstanding under the terms of the Deposit Agreement as of the Effective Date is hereby amended as of the Effective Date by deleting the fourth sentence of paragraph (20) thereof in its entirety, and inserting the following in its stead:

      "At any time after the expiration of 60 days from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered."

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01 Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Owners, that:

      (a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

      (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and other document furnished hereunder or thereunder in Chile, neither of such agreements need to be filed or recorded with any court or other authority in Chile, nor does any stamp or similar tax need be paid in Chile on or in respect of such agreements; and

      (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                    ARTICLE V

                                  MISCELLANEOUS

      SECTION 5.01 New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Owners thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

      SECTION 5.02 Notice of Amendment to Owners. The Depositary hereby confirms that a Notice of Amendment substantially in the form attached as Exhibit B hereto has been delivered to Owners of ADSs as of February 6, 2009.

      SECTION 5.03 Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

      SECTION 5.04 Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

      SECTION 5.05 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of choice of law.

      SECTION 5.06 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                    COMPANIA DE TELECOMUNICACIONES DE CHILE S.A.

                                    By:________________________________
                                    Name:
                                    Title:


                                    CITIBANK, N.A., as Depositary

                                    By:_________________________________
                                    Name:
                                    Title:

                                   EXHIBIT A
                                [FORM OF RECEIPT]

                   (Each American Depositary Share represents
                         Four (4) Deposited Securities)

                                 CITIBANK, N.A.,

                           AMERICAN DEPOSITARY RECEIPT

                    FOR SERIES A COMMON STOCK SHARES, WITHOUT

                                 FACE VALUE, OF

                  COMPANIA DE TELECOMUNICACIONES DE CHILE S.A.

             (INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF CHILE)

The Owner of this Receipt is advised that the rights to convert into Dollars the Pesos received in connection with the Deposited Securities and remit abroad dividends and other payments are contingent upon the satisfaction of the terms and conditions set forth in the Foreign Exchange Contract referred to herein. Shares withdrawn from the facility may only be redeposited into the facility subject to the satisfaction of certain conditions. Further, access to the formal currency market is not automatic under the Foreign Exchange Contract but requires the approval of the Central Bank of Chile (which will be deemed to have been given seven banking days after a request has been made therefor). In addition, while under current Chilean law, the Foreign Exchange Contract cannot be amended unilaterally by the Chilean Government, additional restrictions on the benefits of the Foreign Exchange Contract could be imposed by the Chilean Government. Transferees of withdrawn Shares are not entitled to the rights set forth in the Foreign Exchange Contract.

      Owners of Receipts are deemed, for certain purposes of Chilean law, to be owners of Deposited Securities. Accordingly, the Owner of this Receipt shall, as a matter of Chilean law, be obligated to comply with the requirements of Articles 12 and 54 and Title XV of Law 18,045 of Chile, which provisions may apply when an Owner beneficially owns 10 percent or more of the Shares of the Issuer or has the intention of taking control of the Issuer. If applicable, such provisions would require an Owner to make a public notice and a filing with the Chilean securities commission.

      Citibank, NA, as depositary (the "Depositary"), hereby certifies that ____________, or registered assigns IS THE OWNER OF ____________________.

                           AMERICAN DEPOSITARY SHARES

representing deposited shares of Series A Common Stock, without face value ("Shares"), of Compania de Telecomunicaciones de Chile S.A., incorporated under the laws of Chile (herein called the "Issuer"). At the date hereof each American Depositary Share represents four (4) Shares deposited under the Deposit Agreement referred to below at the principal office or Citibank, N.A., Santiago (the "Custodian"). The Depositary's Principal Office is located at a different address than its principal executive office. Its Principal Office is located at 111 Wall Street, 5th Floor, New York, N.Y. 10043, and its principal executive office is located at 399 Park Avenue, New York, NY.

                  THE DEPOSITARY'S PRINCIPAL OFFICE ADDRESS IS
                 111 WALL STREET, 5TH FLOOR NEW YORK, N.Y. 10043

      1. THE DEPOSIT AGREEMENT. This American Depositary Receipt is one of an issue ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the Second Amended and Restated Deposit Agreement, dated as of June 1, 1998, as amended by Amendment No. 1 to Deposit Agreement, dated as of [Date], 2009 (as amended from time to time the "Deposit Agreement"), by and among the Issuer, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash, subject as to cash to the provisions of
Section 4.05 of the Deposit Agreement, are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Principal Office in New York City and at the office of the Custodian.

      The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Except for terms defined in this Receipt, defined terms herein have the meanings assigned to them in the Deposit Agreement.

      2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES. Upon surrender at the Principal Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of Receipts, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by such Receipt. Delivery of such Deposited Securities may be made by the delivery of certificates to such Owner or as ordered by him. Such delivery shall be made, subject as hereinafter provided, without unreasonable delay. Upon the delivery of Deposited Securities to the Owner or its designee, the Custodian, pursuant to the Foreign Exchange Contract, will issue or cause to be issued to the Owner or such designee a certificate which states that the Deposited Securities have been transferred to the Owner or its designee by the Depositary and that the Depositary waives in favor of the Owner or its designee the right of access to the formal foreign exchange market relating to such withdrawn Deposited Securities.

      A Receipt surrendered for the purpose of withdrawal of the Deposited Securities may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct one (or more) of the Custodians to deliver at the principal office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 of the Deposit Agreement, and to the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary and as above provided, the amount of Deposited Securities represented by such Receipt, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

      At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian, to forward a certificate or certificates and other proper documents of title for the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

      For purposes of a tax ruling dated January 29, 1990, issued by the Chilean Internal Revenue Service regarding certain tax matters relating to American Depositary Shares and American Depositary Receipts, the acquisition value of any Share or other Deposited Security upon its withdrawal by an Owner upon surrender of the corresponding Receipt shall be the highest reported sales price of such Share or other Deposited Security on the Santiago Stock Exchange on the day on which the transfer of such Share or other Deposited Security from the Depositary to such Owner is recorded on the books of the Foreign Registrar. In the event that the Shares or other Deposited Securities are not then traded on the Santiago Stock Exchange, such value shall be the highest reported sales price on the principal stock exchange or other organized securities market in Chile on which such Shares or other Deposited Securities are then traded. In the event that no such sales price is reported on the day on which such transfer is recorded on the books of the Foreign Registrar, such value shall be deemed to be the highest sale price reported on the last day mitt which such a sale price was reported, provided, that if such day is more than 30 days prior to the date of such transfer, such price shall be increased by the percentage increase over the corresponding period in the Chilean consumer price index as reported by the pertinent governmental authority of Chile.

      3. TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS. The transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Owner hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary

Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or co-registrar may require payment from the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any snick transfer or registration fee with respect thereto (including, without limiting the generality of the foregoing, any such tax, charge or fee of the type referred to in paragraph 4 below) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

      The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books, of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and other charges as contemplated herein and in paragraph 4 below, and similar charges, and (iii) compliance with any U.S., Chilean or other applicable laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation or the foregoing, the Depositary shall not knowingly accept, for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. If in the opinion of the Depositary there is reasonable possibility that a fee, tax or other charge of the sort referenced in paragraph 4 will become payable by, or be assessed against, the Depositary or a Custodian. following the delivery, transfer or surrender of Receipts or withdrawal of Shares or other Deposited Securities, the Depositary may, in its discretion and as a condition precedent to the consummation of any such transaction, require the Owner to give the Depositary an indemnity bond in such form and amount and with such surety as it may accept as reasonably sufficient to indemnify it against such potential liabilities.

      4. LIABILITY OF OWNER FOR TAXES. If any tax or other governmental charge shall become payable by the Depositary or a Custodian with respect to any Receipt, any American Depositary Shares, any Shares or any other Deposited Securities, including without limiting the generality of the foregoing any Chilean tax on a gain realized, or deemed to be realized, upon the withdrawal or sale of Shares or other Deposited Securities, such tax or other governmental charge shall be payable by the Owner of the related Receipt, who shall pay the amount thereof to the Depositary upon demand. The Depositary may refuse to effect any registration of transfer of such receipt or any split-up or combination thereof or any withdrawal of Deposited Securities until such payment is made, and may withhold any dividends or other Distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by such Receipt, and may apply, after deduction for its expenses in connection therewith, such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Owner of such Receipt remaining liable for any deficiency.

      5. WARRANTIES OF DEPOSITORS. Every person depositing Shares shall be deemed thereby to represent and warrant that such Shares are validly authorized, subscribed and issued, fully-paid, non-assessable, and free of any preemption rights of the holders of outstanding Shares and that each certificate therefor is validly authorized and issued. Every such person shall also be deemed to represent that it is duly authorized to make such deposit and that the deposit of Shares or the sale of receipts by that person is not restricted by the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

      6. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION IN COMPLIANCE WITH CHILEAN LAW. Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or either securities, or such information relating to the registration on the books of the Foreign Registrar of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed to the Depositary's reasonable satisfaction.

      Pursuant to a Circular Letter of the SVS dated June 28, 1990, Owners are deemed, for certain purposes of Chilean law, to be treated as holders of Deposited Securities. Accordingly, Owners shall, as a matter of Chilean law, be obligated and by holding ADS shall be deemed to argue to comply with the requirements of Articles 12 and, 54 and Title XV of Law 18,045 of Chile. Article 12 requires that, among other things, Owners report (within five days after the consummation of a transaction resulting in (a) or (b) below) to the SVS and the stock exchanges in Chile on which the Shares are listed:

                  (a) any direct or indirect acquisition or sale of Receipts that results in the Owner acquiring or disposing of, directly or indirectly, the right to own 10% or more of the total share capital of the Issuer; and

                  (b) any direct or indirect acquisition or sale of Receipts or
            Shares or options to buy or sell Receipts or Shares, in any amount, made by (i) an Owner that owns Receipts representing 10% or more of the Shares or (ii) a director, general manager or manager of the Issuer.

Article 54 requires that, among other things, any Owner intending to acquire control, directly or indirectly (as defined in Title XV of Law 18,045), of the Issuer (a) publish a notice of such intention in a newspaper in Chile disclosing the price and terms of any such acquisition at least five days prior to the actual acquisition and (b) send a written notice of such intention to the SVS and the stock exchange in Chile on which the Shares are listed prior to such publication.

      An Owner, subject to the requirements of Articles 12 and 54 and Title XV of Law 18,045 of Chile, who violates or fails to comply with such requirements, shall be subject to an administrative fine to be determined by the SVS. Such Owner also shall be obligated to indemnify any Person against damages incurred as a result of such violation or noncompliance.

      7. CHARGES OF DEPOSITARY. The Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement:

            (i) to any person for whom deposits are made and to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraph (iii) and (iv) below);

            (ii) to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities property and cash, a fee not in excess of U.S. $5.00 per 100 ADSs (or portion thereof) so surrendered;

            (iii) to any Owner of ADRs, a fee not in excess of U.S. $ 2.00 per
                  100 ADSs (or portion thereof) held for the distribution of cash proceeds upon the sale of rights and other entitlements; no fee shall be payable for the distribution of cash dividends or the distribution of ADSs pursuant to stock dividends or other free distributions of Shares as long as such fees are prohibited by the exchange upon which the ADSs are listed; and

            (iv) No Depository's fees will be charged for the issuance of ADSs as a result of the exercise of ADR Rights.

                  In addition, Owner, holders, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

            (i) taxes (including applicable interest and penalties) and other governmental charges;

            (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or holders and Owners of ADSs;

            (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities.

      8. TITLE TO RECEIPTS. It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

      9. VALIDITY OF RECEIPT. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory; provided, however, that such signature may be a facsimile if a Registrar shall have been appointed and this Receipt is countersigned by the manual signature of a duly authorized officer of the Registrar.

      10. REPORTS: INSPECTION OF TRANSFER BOOKS. The Issuer is required to file with the Securities and Exchange Commission (the "Commission") periodic reports required under the Securities Exchange Act of 1934. Such reports and communications will be available for inspection and copying by holders and Owners at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

      The Depositary will make available for inspection by Owners of Receipts at its Principal Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer. The Depositary will also send to Owners of Receipts copies of the English versions of such reports when furnished by the Issuer pursuant to the Deposit Agreement.

      The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Issuer or a matter related to the Deposit Agreement or the Receipts.

      The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties.

      11. DIVIDENDS AND DISTRIBUTIONS. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary will, subject to the provisions of Section 4.05 of the Deposit Agreement and after fixing a record date in respect thereof pursuant to Section 4.06 thereof, convert such dividend or distribution into U.S. dollars, distribute the amount thus received to the Owners entitled thereto; provided, however, that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) withheld or required to be withheld by the Issuer, the Custodian or the Depositary pursuant to Section 3.02 of the Deposit Agreement or otherwise on account of taxes or other governmental charges, or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars pursuant to Section 4.05 of the Deposit Agreement.

      Whenever the Depositary or a Custodian shall receive any distribution other than cash or Shares or rights upon any Deposited Securities, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including any tax withholding or securities law requirement) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale, at public or private sale, of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash. The Owners alone shall be responsible for payment of taxes or other governmental charges due as a result of such sales or transfers.

      If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Issuer shall so request, subject to the Deposit Agreement distribute to the Owners entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. The Depositary may withhold any such distribution of Receipts to holders of Receipts having an address in the United States until the Issuer furnishes to the Depositary (a) evidence that a registration statement under the Securities Act of 1933 covering such receipts and related Shares is in effect or (b) an opinion of counsel for the Issuer in the United States reasonably satisfactory to the Depositary to the effect that such distribution does not require registration under the Securities Act of 1933; provided that the Issuer shall not be obligated to file such a registration statement, secure an exemption from such Act, or furnish such evidence or opinion, in which case the Depositary may withhold any such distribution.

      In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, at public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners of Receipts entitled thereto.

      12. RIGHTS. In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Issuer, and, if requested in writing by the Issuer, shall, take action, subject to the terms of this Deposit Agreement, as follows:

                  (a) if at the time of the offering of any rights, the
            Depositary determines in its discretion, after obtaining opinion(s) of United States and Chilean counsel, as applicable, reasonably satisfactory to the Depositary, that it is lawful and feasible to make such rights available to all Owners, or certain Owners but not to others, by means of warrants or otherwise, distribute warrants or other instruments therefor in such form as it may determine, to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining opinion(s) of United States and Chilean counsel, as applicable, reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights by such Owners; or

                  (b) if at the time of the offering of any rights, the
            Depositary determines in its discretion, after obtaining opinion(s) of United States and Chilean counsel, as applicable, reasonably satisfactory to the Depositary, that it is not lawful or not feasible to make such rights available to certain Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, in its discretion, sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the Owners otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to paragraph 11 hereof and Section
            4.01 of the Deposit Agreement. The Depositary shall not be responsible for any failure to determine, that it may be lawful or feasible to make such rights available to Owners in general or any Owner or Owners in particular.

      If the Depositary does not receive such written request from the Issuer, the Depositary shall, after consultation with the Issuer, and after obtaining opinion(s) of United States and Chilean counsel, as applicable, reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Owners, or (ii) in disposing of such rights on behalf of such Owners and distributing the net proceeds available in dollars to such Owners as in the case of a distribution of cash pursuant to paragraph (ii) hereof or Section 4.01 of the Deposit Agreement, or
(iii) in allowing such rights to lapse in the event such rights may not be made available to Owners or be disposed of and the net proceeds thereof made available to Owners.

      Notwithstanding anything to the contrary in this paragraph 12, if registration (under the Securities Act of 1933 or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Issuer to offer such rights or such securities to Owners and to sell the securities represented by such rights, the Depositary will not offer such rights to the Owners (i) unless and until a registration statement under the Securities Act of 1933 or other applicable law covering such offering is in effect, or (ii) unless the Issuer furnishes the Depositary opinion(s) of counsel for the Issuer in the United States and counsel to the Issuer in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Owners of such Receipts are exempt from or do not require registration under the provisions of the Securities Act of 1933 or any other applicable laws. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the previsions of this Deposit Agreement.

      References in this paragraph 12 to "Owners" are to registered holders as of the recent date fixed pursuant to paragraph 14.

      13. CONVERSION OF FOREIGN CURRENCY. Whenever the Depositary or the Custodian shall receive Pesos or other foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States, the Depositary shall, subject to the Foreign Exchange Contract and any other requirements of Chilean law or regulation in effect from time to time, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars, and such U.S. dollars (net of any conversion expenses of the Depositary) shall be transferred to the United States and distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such U.S. dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an average or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions or otherwise.

      The Depositary shall exercise its rights under the Foreign Exchange Contract as and to the extent appropriate in order to effect such conversions and distributions, and is authorized to give such certifications, and enter into such agreements and arrangements as may be necessary or convenient thereunder or in connection therewith; provided, however, that the Depositary shall not be obligated to incur any material expense in connection therewith or to take any such action at its own risk.

      If such conversion or distribution can be effected only with some approval or license of any government or agency thereof other than the Foreign Exchange Contract and the approvals contemplated thereby, the Depositary may make an application for such approval or license (in its own name, as agent or on behalf of the Owners, or in the name of the Owners); provided, that it shall have no obligation to make such an application unless it receives satisfactory indemnity with respect to the costs and risks of any such application.

      If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if the Foreign Exchange Contract shall cease to be in effect or the rights of the Depositary thereunder shall be restricted or suspended, or if any other approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable (for whatever reason, including failure of the Depositary to receive satisfactory indemnity for the costs and risks of obtaining such approval or license), or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary or the Custodian to, or in its discretion may hold (without any liability to pay interest thereon) such foreign currency for the respective accounts of, the Owners entitled to receive the same.

      If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some but not all of the Owners entitled thereto, the Depositary may in its discretion make such conversion and the distribution in U.S. dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold (without any liability to pay interest thereon) such balance for the respective accounts of, the Owners entitled thereto for whom such conversion and distribution is not made.

      14. RECORD DATES. Whenever any cash dividend or other cash distribution shall become payable or any distribution other then cash shall be made or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or any solicitation of any consent or any other matter, or whenever else necessary or convenient to give effect to the Deposit Agreement, the Depositary will fix a record date for the determination of the Owners of Receipts who will be entitled to receive such dividend, distribution or rights, or such net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or to receive such notice or solicitation or to act in respect of such other matter or for such other purpose.

      Subject to the Deposit Agreement, only Owners at the close of business on such record date shall be entitled to receive any such distribution or such rights or such net proceeds, to give such voting instructions, to receive such notice or solicitation or to act in any such other matter.

      15. VOTING OF DEPOSITED SECURITIES. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities in the form required hereunder, unless otherwise instructed in writing by the Issuer, the Depositary shall as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Chilean law and of the Estatutos of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not, and the Depositary shall ensure that each Custodian and any of its or their nominees shall not, except to the extent, if any, otherwise required by applicable law, veto or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions. The Depositary shall have no obligation to vote Shares or other Deposited Securities as to which it shall have received no instructions. If any requirement of Chilean law, of the Estatutos of the Issuer, or of any securities exchange on which Shares, other Deposited Securities or American, Depositary Shares are listed does not permit the Depositary to vote (or to vote on any particular matter) in accordance with instructions received from Owners, the Depositary shall vote the Shares or other Deposited Securities as required by such law, Estatutos or securities exchange, or, if no manner of voting is so required, in a manner permitted thereby that the Depositary determines in its sole discretion (following consultation with the Issuer) to most fairly give effect to the instructions received with respect to such vote.

      16. CHANGES AFFECTING DEPOSITED SECURITIES. Upon any change in nominal or face value, par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to existing Deposited Securities, the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall, if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities,

      17. LIABILITY OF THE ISSUER AND DEPOSITARY. None of the Depositary, its agents, the Issuer or its agents, shall incur any liability to any Owner or any other person, if by reason of any provision of any present or future law of the United States, Chile, or any other country, or of any other governmental authority (including any action that may constitute a breach by the Central Bank of Chile of its obligations under the Foreign Exchange Contract), or by reason of any provision, present or future, of the Foreign Exchange Contract, or, in the case of the Depositary or its agents, of the Estatutos of the Issuer or of the Deposited Securities, or by reason of any act of God or force majeure or other circumstances beyond its control, the Depositary or its agents, or the Issuer or its agents shall be prevented or forbidden from or subject to any civil or criminal penalty on account of, or materially delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement, the Foreign Exchange Contract, the Issuer's Estatutos or the Deposited Securities it is provided shall be done or performed or the Depositary or its agents, or the Issuer or its agents shall be obligated to do or perform any act or thing which is inconsistent with the provisions of the Deposit Agreement; nor shall the Depositary or the Issuer incur any liability to any Owner or any other person by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may he done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Issuer nor the Depositary, nor their respective agents, assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary, and its agents, shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Issuer, nor their respective agents, shall be (a) under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required; provided that the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary or (b) liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, its agents, the Issuer and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties thereto.

      The Depositary may retain for its own account any compensation for the issuance of Receipts against evidence of rights to receive shares, including without limitation earnings on the collateral securing such rights. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith and without negligence. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary acted without negligence or bad faith while it acted as Depositary. The Depositary and its agents may own and deal in any class of securities of the Issuer and its affiliates and in Receipts. The Depositary shall not lend the Deposited Securities. The Issuer has agreed to indemnify the Depositary and any Custodian against, and hold each of them harmless from, certain loss, liability or expense, as set forth in the Deposit Agreement. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Receipt or the Deposit Agreement.

      18. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Issuer by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

      19. AMENDMENT. The Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees for the execution and delivery of Receipts and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Owners of outstanding Receipts (or, in the case of the fees of the Depositary referred to in the preceding parenthetical, until the expiration of 30 days after notice of such amendment). Every Owner of a Receipt at the expiration of three months after such notice shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts as amended thereby. In no event shall any amendment impair the right (subject to the conditions set forth in the Deposit Agreement) of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

      20. TERMINATION OF DEPOSIT AGREEMENT. The Depositary will at any time at the direction of the Issuer terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary, in accordance with the terms of the Deposit Agreement. At any time after the expiration of 60 days from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

      21. COMPLIANCE WITH U.S. SECURITIES LAWS. Notwithstanding anything in the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(l) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

      (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

      If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

      All endorsements or assignments of Receipts must be guaranteed by a New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by a bank or trust company having an office or correspondent in The City of New York.

                                    EXHIBIT B

                               [NOTICE TO HOLDERS]

                    NOTICE OF AMENDMENT TO DEPOSIT AGREEMENT
                       AND TERMINATION OF ADR FACILITY OF
                  COMPANIA DE TELECOMUNICACIONES DE CHILE, S.A.

To the Owners and Holders of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") representing the right to receive Deposited Securities.

------------------------------------------------------------ ------------------------------------------------------------
Company:                                                     COMPANIA DE TELECOMUNICACIONES DE CHILE, S.A., a company
                                                             incorporated and existing under the laws of Chile.
------------------------------------------------------------ ------------------------------------------------------------
Depositary:                                                  Citibank, N.A.
------------------------------------------------------------ ------------------------------------------------------------
Custodian:                                                   Banco de Chile, as successor to Citibank, N.A. Santiago,
                                                             Chile
------------------------------------------------------------ ------------------------------------------------------------
Deposited Securities:                                        Shares of Series A Common Stock of the Company (the
                                                             "Shares").
------------------------------------------------------------ ------------------------------------------------------------
ADS CUSIP No.:                                               204449300
------------------------------------------------------------ ------------------------------------------------------------
Shares to ADS Ratio:                                         Four (4) Shares to One (1) ADS.
------------------------------------------------------------ ------------------------------------------------------------
Deposit Agreement:                                           Second Amended and Restated Deposit Agreement, dated as of
                                                             June 1, 1998 the ("Deposit Agreement"), by and among the
                                                             Company, the Depositary and all Owners and Holders of ADSs
                                                             evidenced by ADRs, as proposed to be amended by Amendment
                                                             No. 1 to Deposit Agreement (the "Amendment").
------------------------------------------------------------ ------------------------------------------------------------
Effective Date:                                              The later to occur of (i) the expiration of 3 months from
                                                             the date hereof and (ii) the date on which the US
                                                             Securities and Exchange Commission declares effective the
                                                             Post-Effective Amendment No. 1 to Form F-6 Registration
                                                             Statement.
------------------------------------------------------------ ------------------------------------------------------------

      Pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary have agreed to amend the Deposit Agreement, the form of ADR attached as Exhibit A to the Deposit Agreement, and all outstanding ADRs to enable the Depositary to make a sale of Deposited Securities upon the expiration of sixty
(60) days after the termination of the Deposit Agreement.

      A draft copy of the Amendment has been filed with the SEC on February 6, 2009 under cover of Post Effective Amendment No. 1 to Registration Statement on Form F-6 (Registration No. 333-101504).

      By continuing to hold any outstanding ADS issued under the Deposit Agreement after the Effective Date, you will be deemed to have agreed to be bound by the Deposit Agreement as amended by the Amendment. The Depositary shall arrange to have new ADRs printed that reflect the changes effected by the Amendment. If you hold ADRs issued prior to the Effective Date, your ADRs do not need to be surrendered for exchange.

Copies of the Deposit Agreement and the form of the Amendment are available from the SEC's website at www.sec.gov and from the Depositary's office located at 388 Greenwich Street, New York, New York 10013.

      The Amendment No. 1 to Deposit Agreement is expected to become effective on May 6, 2009, unless the delay in effectiveness of the Post Effective Amendment No. 1 to Registration Statement on Form F-6 requires the Company and the Depositary to delay the effectiveness of the Amendment No. 1 to Deposit Agreement. References to the "Deposit Agreement" hereafter refer to the Deposit Agreement as so amended.

      PLEASE NOTE THAT THE COMPANY HAS DIRECTED THE DEPOSITARY TO TERMINATE THE ADR FACILITY. AS A RESULT OF THE TERMINATION OF THE ADR FACILITY, THE DEPOSITARY WILL HALT THE ISSUANCE OF NEW ADSs, WILL REFUSE TO ACCEPT ANY FURTHER DEPOSITS OF SHARES, AND WILL INSTRUCT THE CUSTODIAN FOR THE ADR FACILITY TO ACT ACCORDINGLY.

      In accordance with the terms of Section 6.02 of the Deposit Agreement and the Company's instructions, the Deposit Agreement will terminate effective as of the later of May 7, 2009 or one day after the Effective Date (the "Termination Date"). The Holders are requested to arrange for the surrender of ADSs and the withdrawal of Deposited Securities.

      Please also note that, as provided in Section 6.02 of the Deposit Agreement, if any ADSs remain outstanding after the Termination Date, the Depositary shall discontinue the registration of transfer of the ADSs, shall suspend the distribution of dividends to the holders of the ADSs and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to the Deposited Securities, shall sell rights as provided in the Deposit Agreement and shall continue to deliver Deposited Securities (upon the terms set forth in the Deposit Agreement), together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property (in all cases, without liability for interest), in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case any expenses for the account of a holder in accordance with the terms of the Deposit Agreement and any applicable taxes or governmental charges or assessments).

      Please further note that, as provided in Section 6.02 of the Deposit Agreement, after the expiration of sixty (60) days after the Termination Date the Depositary may, and intends to, sell the Deposited Securities held by or for the Depositary and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, in an unsegregated account, without liability for interest, for the pro rata benefit of the holders of the ADSs not theretofore surrendered. After such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments).

      After the Depositary completes the sale of the remaining Deposited Securities, holders of ADSs will receive information regarding the net cash proceeds rate per ADS resulting from the sale as well as instructions on how to surrender ADSs in order to collect such proceeds.

      If a dividend is declared in the local market after the Termination Date, holders of ADSs who surrender their ADSs after the dividend record date that has been established by the Company, may receive such dividend by submitting a written request to Citibank, N.A. 111 Wall Street, 15th Floor, Zone 8, New York, New York 10043.

      If you have any questions regarding the Amendment or the termination of the ADR facility, please call Citibank, N.A. -- ADS Holder Services at 1-877-248-4237.

                                                   Citibank, N.A., as Depositary

February 6, 2009

                     INFORMATION GUIDE FOR ADS CANCELLATIONS

                  COMPANIA DE TELECOMUNICACIONES DE CHILE, S.A.

================================================================================

      Holders of American Depositary Shares ("ADSs") issued by Citibank, N.A., as depositary (the "Depositary"), each representing four (4) shares of Series A Common Stock, no par value (the "Shares"), of Compania de Telecomunicaciones de Chile, S.A. (the "Company"), wishing to instruct Citibank, N.A. to cancel such person's ADSs and release the Shares represented by such person's ADSs should proceed as follows:

A. Holders of ADR Certificates

      Persons holding American Depositary Receipt ("ADR") certificates wishing to instruct the Depositary to cancel such person's ADSs and release the Shares represented by such ADSs should take the following actions:

            1. Complete and sign the attached ADS Cancellation and Share Withdrawal Instructions Form (the "Cancellation Form"); and

            2. Deliver to the Depositary at:

           --------------------------------------------------------
           By Mail:                       By Overnight Courier :
           --------------------------------------------------------
           CITIBANK, N.A.                 CITIBANK, N.A.
           CORPORATE ACTIONS              CORPORATE ACTIONS
           P O  BOX 43035                 250 ROYALL STREET
           PROVIDENCE, RI 02940-3035      CANTON, MA 02021
           --------------------------------------------------------

each of the following:

                  a.    Completed and signed Cancellation Form;
                  b. ADR certificates evidencing the ADSs that the holder wishes to be canceled; and
                  c. If the Cancellation Form is being delivered before the Termination Date, a certified check covering the cancellation fees for the aggregate amount of the ADSs presented for cancellation ($.05 per ADS presented) plus a $15.00 telex charge.

      Upon timely receipt of all instruments described in Section (2) above, the Depositary shall cause the ADSs to be canceled and the Shares to be delivered in accordance with the instructions of the holder.

B. Persons Holding ADSs through Brokers, Custodians and Other Agents

      Holders of ADSs through their broker, custodian or other agent should contact the broker or custodian or other agent and direct such broker or custodian or other agent to instruct the Depositary to cancel the ADSs and release the Shares represented by the ADSs so canceled. Brokers, custodians or other agents wishing to instruct the Depositary to cancel ADSs and release Shares should contact Rosanne Devonshire at 212-657-7465.

      Upon receipt of the necessary instructions and delivery of ADSs from the broker or custodian or other agent, the Depositary shall cause the ADSs to be canceled and the Shares represented by the ADSs so canceled to be delivered in accordance with the instructions of the broker or custodian or other agent.

C. Holders of Uncertificated ADSs

      Persons holding ADSs in direct registration form (uncertificated ADSs) wishing to instruct the Depositary to cancel such person's ADSs and release the Shares represented by such ADSs should take the following actions:

            1.    Complete and sign the attached Cancellation Form; and

            2.    Deliver to the Depositary at:

           --------------------------------------------------------
           By Mail:                       By Overnight Courier :
           --------------------------------------------------------
           CITIBANK, N.A.                 CITIBANK, N.A.
           CORPORATE ACTIONS              CORPORATE ACTIONS
           P O  BOX 43035                 250 ROYALL STREET
           PROVIDENCE, RI 02940-3035      CANTON, MA 02021
           --------------------------------------------------------

each of the following:

                  a.    Completed and signed Cancellation Form;
                  b. If the Cancellation Form is being delivered before the Termination Date, a certified check covering the cancellation fees for the aggregate amount of the ADSs presented for cancellation ($.05 per ADS presented) plus a $15.00 telex charge.

      Upon timely receipt of all instruments described in Section (2) above, the Depositary shall cause the ADSs to be canceled and the Shares to be delivered in accordance with the instructions of the holder.

D. Special Instructions

      Holders of ADSs who have lost their ADR certificates, or if the ADSs are part of an estate or trust, should call Citibank, N.A. at 1-877-248-4237.

Note: In order to receive the Shares you must deliver your Cancellation Form and return your Compania de Telecomunicaciones de Chile, S.A. ADSs to the Depositary within sixty (60) days after the Termination Date, which period is expected to expire on July 6, 2009. The Company has agreed to pay for any cancellation fees resulting from the delivery of Cancellation Forms after the Termination Date. For Cancellation Forms delivered prior to the Termination Date, the applicable cancellation fees will be assessed in accordance with the terms set forth in the Deposit Agreement.

             ADS CANCELLATION AND SHARE WITHDRAWAL INSTRUCTIONS FORM

                      each ADS representing four (4) Shares

                                       OF

                  COMPANIA DE TELECOMUNICACIONES DE CHILE, S.A

Pursuant to the Notice of Amendment to Deposit Agreement and Termination of ADR Facility dated February 6, 2009, the undersigned, the registered holder(s) of Compania de Telecomunicaciones de Chile, S.A. ADSs referred to below or the assign(s) of such registered holder(s), hereby surrender(s) such Compania de Telecomunicaciones de Chile, S.A. ADSs to Citibank, N.A., as depositary (the "Depositary"), and instruct(s) the Depositary to cause the Shares of Compania de Telecomunicaciones de Chile, S.A. evidenced by the ADSs to be released in the manner identified in Item B below.

IMPORTANT: PLEASE FILL IN EACH OF THE BOXES

--------------------------------------------------------------------------------------------------------------------
ITEM A:  DESCRIPTION OF ADSs
-------------------------------------------------------------------------- -----------------------------------------
                                                                                   Number of ADSs Enclosed
                                                                            (attach additional lists if necessary)
                                                                           --------------------- -------------------
             Name(s) and Address(es) of Record Holder(s) of                  ADR Certificate
           Compania de Telecomunicaciones de Chile, S.A. ADSs               Number(s) (only if
                                                                                 you are
  (if blank, please fill in exactly as name(s) appear(s) on the ADS(s))     surrendering ADSs
                                                                               evidenced by        Number of ADSs
                                                                           American Depositary      represented
                                                                                Receipts)             thereby
-------------------------------------------------------------------------- --------------------- -------------------


-------------------------------------------------------------------------- --------------------- -------------------
                                        Total Number of ADSs surrendered:
-------------------------------------------------------------------------- --------------------- -------------------

================================================================================
ITEM B: SHARE ISSUANCE AND DELIVERY INSTRUCTIONS

  (Please complete each of the following below to allow BOOK ENTRY delivery of your Compania de Telecomunicaciones de Chile, S.A. through the Deposito Central de Valores ("DCV") in Chile).
================================================================================

Upon cancellation of my ADSs, I hereby instruct you to release and deliver through book-entry form the Shares I am entitled to receive to the following account in the DCV for credit to my account as specified below:

Broker/Custodian Name                     ______________________________
DCV ID of Broker/Custodian                ______________________________
Account No. at Broker/Custodian           ______________________________
Contact Name of Broker/Custodian          ______________________________
Contact Number of Broker/Custodian        ______________________________
Contact E-Mail of Broker/Custodian        ______________________________
Account Number of Beneficial Owner        ______________________________

* For each ADS cancellation, please ensure that your counterparty has "matching" receive instructions for the ordinary shares.
--------------------------------------------------------------------------------
Any cash received or held by the Depositary as a result of the declaration of any dividend after the Termination Date of the Compania de Telecomunicaciones de Chile, S.A. ADR Facility is to be remitted (net of fees, charges, taxes and expenses) to the registered holders of the ADSs at the address on file with the Depositary.
================================================================================

================================================================================
ITEM C:                           SIGNATURE(S)

Date:  ___________________      Area Code and Telephone No.: ___________________

Signature(s): __________________________________________________________________

            (Must be signed by record owner(s), exactly as name(s) appear(s) on the Compania de Telecomunicaciones de Chile, S.A. ADR(s) enclosed or on the account statement for the Compania de Telecomunicaciones de Chile, S.A. ADSs held in uncertificated form or by the person(s) authorized to become the registered holder(s) of Compania de Telecomunicaciones de Chile, S.A. ADS(s) (as evidenced by the transfer documentation transmitted herewith). If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the capacity of the person signing should also be indicated.)

Name(s):________________________________________________________________________

Capacity (full  title):_________________________________________________________

================================================================================